Exhibit 4.24

Lease Contract (ASAT Phase 1)

Party A (Lessor): Dongguan Changan County Changshi Development Company

Address: Floor 11, Changan Group Building, Changqing Road, Changan County, Dongguan

Legal representative: Lin Guanghui

Party B (Lessee): ASAT Semiconductor (Dongguan) Limited

Address: Zhenan Hi-Tech Industrial Park, Zhenan Road, Changan County, Dongguan City.

Legal representative: Lung Chi Sing

Pursuant to the Contract Law of the People’s Republic of China and other applicable laws and regulations, both Parties have agreed as follows on Party B’s lease of the industrial and dormitory buildings (Phase 1) and the relevant matters on an equal and voluntary basis:

Article 1 Leased properties

The leased properties are industrial and dormitory buildings, annexes and appurtenant facilities and equipments, located in the Zhenan Hi-Tech Industrial Park, Changan County, Dongguan City, with a land area of 48,800 m2. The basic information of the leased properties involved is as follows:

One industrial building (including a production building, an office building and an energy center, one story each), with a total building area of 15,747m2;

One dormitory building (6 stories), with a total building area of 5,904m2; annexes (including water vats, sewage treatment equipment and guard pavilions) with a building area of 963m2.

Appurtenant facilities and equipment, including decorations, electromechanical, fire protection, water supply and sewerage, telecommunication, power (independent 20,000kW), and sewage treatment works, etc attached to the aforementioned buildings.

All the above buildings have a total building area of 22,614m2.

Article 2 Management services

During the term under this contract, Party A shall also provide the following management services to Party B:

2.1	Party A shall appoint a factory manager, a personnel for customs clearance, a security officer and a financial officer each (hereinafter collectively known as “Party A’s Appointed Personnel”) to assist Party B in production, management, customs clearance, financial, labor, security and other matters. The above personnel shall be paid by Party B at not less than RMB2,500 per person per month, and the upper limit shall be determined by Party B. Party B shall have the right to determine whether to hire the above personnel or not. The above personnel shall obey Party B’s instructions and report to Party B’s management.

2.2	Party A shall assist Party B in keeping the water, power and communication facilities in the leased properties unobstructed, and in maintaining such facilities.

2.3	Party A shall assist Party B in maintaining and repairing the industrial and dormitory buildings, including the interior and exterior decorations, annexes and appurtenant facilities and equipment, and Party B’s machines and equipment.

2.4	Party A shall assist Party B in handling affairs with government and related competent authorities (including environmental protection, customs, industry and commerce, taxation, foreign exchange, labor authorities, etc.).

2.5	Any other reasonable and lawful services from Party A required by Party B from time to time for the purpose of normal production and management.

Article 3 Term of lease and term of management services

3.1	The term of lease shall be from January 1, 2008 to August 31, 2018; the term of the management services shall be from January 1, 2008 to August 31, 2018.

3.2	If Party B desires to continue the lease, it shall give a written notice to Party A no later than six months before expiry of the term of lease. Party B shall have priority of lease under the same terms. The rental and other terms of such extended lease shall be otherwise agreed on by both Parties in writing.

Article 4 Rental and management service fee

4.1	The monthly rental and management service fees during the term hereof are set out in Appendix 1 – Breakdown of Rental and Management Service Fee of Phase 1. The amounts of the rental and the management service fee within the term hereof may be adjusted as agreed on by both Parties.

4.2	The rental and management service fees of each month shall be paid to the account designated by Party A before the 10 th working day of the next month.

4.3	If Party B fails to pay rental and management service fees to Party A for three consecutive months after 18 months from the date of this contract signed by both parties, at no fault of Party A, and still fails to perform this Contract within 30 days after receipt of Party A’s written notice, Party A may dissolve this Contract.

4.4	Upon receipt of rental and management service fee, Party A shall issue the invoices with the same amount to Party B pursuant to law.

Article 5 Relevant requirements

5.1	During the term of lease, if Party B has to reconstruct, expand or improve the leased properties for production and operation purposes, it shall submit a written proposal to Party A, and shall not proceed without the consent of Party A, the building designer and the competent authorities, and the relevant expenses shall be borne by Party B. After such consent is obtained, Party A shall assist Party B in obtaining the necessary approvals.

5.2	After expiry of the term of lease, Party B shall return the leased properties to Party A in a good, clean and intact condition, normal wear and tear excluded. If the leased properties are destroyed or damaged due to Party B’s fault, Party B shall compensate for or remedy the same (except any reconstruction, expansion or improvement of the leased properties with the consent of Party A); Party B shall have the right to remove or otherwise dispose of its production equipment and movable fixed assets, but shall not remove any decoration embedded into the leased properties.

Article 6 Insurance

6.1	From the beginning of the term of lease to August 31, 2009, Party A shall effect and maintain full insurance for the leased properties (excluding interior decoration); during the term of lease, Party B shall effect and maintain full insurance for the interior decoration of the leased properties, the properties moved by Party B into the leased properties, and the interior and exterior decoration added by Party B to the leased properties.

6.2	If any partial or whole damage of the leased properties not attributable to Party B’s fault is within the insurance coverage, Party A shall remedy the leased properties using the insurance indemnity and extra funds (when the insurance indemnity is insufficient) within a reasonable period agreed on by both Parties. If Party A fails to remedy the leased properties within the above period, so that Party B’s production and management is seriously affected and the intention hereof cannot be fulfilled, Party B shall have the right to dissolve this Contract without any further liability. However, in case of any partial or whole damage of the leased properties attributable to Party B’s fault, Party B shall have no right to dissolve this Contract while Party A shall have the right to claim damages against Party B. Such damages include but are not limited to the portion of the insurance indemnity insufficient to cover Party A’s losses and all losses of Party A when the insurance company refuses to pay any indemnity.

Article 7 Fire protection

During the term of lease, Party B shall provide adequate fire protection for the leased properties hereunder. Any losses of the leased properties and Party B’s properties arising from any fire attributable to Party B’s fault shall be borne by Party B. Party A shall maintain the quality and safety of the buildings. Party B shall not be liable for any fire arising from any inherent fault of the buildings and shall ask Party A to bear Party B’s personal injuries and deaths, property and business losses arising therefrom.

Article 8 Maintenance

During the term of lease, Party B shall maintain the water, power and communication facilities, the leased properties, and the machines and equipment moved in by Party B at Party B’s expense with Party A’s assistance.

Article 9 Expenses

9.1	Party B shall use the leased properties for autonomous production and management, and all expenses and taxes incurred in such production and management shall be borne by Party B.

9.2	Party B shall pay its employees at not less than the local minimum wage standard. Party B shall effect sufficient and full social insurance for its employees and Party A’s Appointed Personnel pursuant to the laws of China.

Article 10 Intellectual property rights

The trademarks and patents owned by ASAT, Timerson, Party B and its affiliates from time to time are intellectual property rights owned lawfully by Party B or its affiliates. Such intellectual property rights shall not be used without the consent of Party B or sold to any other organization or individual.

Article 11 Lien

If Party B fails to pay any amount due to Party A on schedule as allowed herein, Party A may retain the corresponding properties out of the leased properties until such payment is discharged.

Article 12 Confidentiality

Neither Party nor its employees shall disclose the other Party’s industrial property rights, non-patented technologies, processing methods, procedures, know-how and other trade secrets to any third party (excluding the other Party and its employees, its affiliates and their employees). Trade secrets shall include the terms and conditions hereof and the documents and information in connection herewith. The obligation in this Article 12 shall remain effective within five years after the termination or dissolution hereof.

Article 13 Liability for breach

13.1	Either Party breaching this Contract shall compensate the other Party for all losses arising from its breach.

13.2	If Party B dissolves this Contract wholly or partially on its own side or delays in the payment of any rental so that Party A dissolves this Contract, Party B shall procure any third party lessee to enter into a new lease contract with Party A within 240 days from the dissolution hereof or the receipt the notice of dissolution from Party A, otherwise Party B shall compensate Party A for all losses, including but not limited to all rental and management service fee receivable but not received by Party A provided this Contract is fully performed. If the terms of lease of such third party lessee are lower than those specified herein, Party B shall also compensate Party A for such losses.

Article 14 Force majeure

14.1	Force majeure refers to any event unforeseeable and uncontrollable by both Parties upon execution hereof, including but not limited to natural disaster, war, riot, plague, nuclear accident, government imposition and requisition, change of ordinance or policy, or any other force majeure event recognized by the international commercial practice. In case of government imposition, Party B shall have the right to acquire an indemnity pursuant to the prevailing law.

14.2	If this Contract is rendered non-performable or not fully performable due to force majeure, the affected Party shall notify such event to the other Party. Depending on the sphere of influence of such event hereon, both Parties shall negotiate in good faith whether this Contract shall be dissolved wholly or partially, whether they shall be relieved from their obligations hereunder wholly or partially or whether this Contract shall be postponed wholly or partially.

Article 15 Ownership

15.1	For the purpose of clarity, both Parties acknowledge that all buildings, land use rights and other properties registered in the name of Dongguan Changan ASAT Semiconductor Assembly and Test Factory are Party A’s properties; such properties, the leased properties hereunder and other properties of Party A shall be owned by Party A; Party B shall have title to the decoration attached to the leased properties, and the machines, equipment, parts, accessories, products and raw materials in stock, documents and files and other properties of Party B placed in the leased properties.

15.2	Unless otherwise specified by law or herein, neither Party shall infringe on the other Party’s title to such properties.

Article 16 Applicable law and settlement of disputes

16.1	The validity, interpretation hereof and the settlement of any dispute arising herefrom shall be governed by the laws of the People’s Republic of China.

16.2	Any dispute arising herefrom or in connection herewith shall be first settled by both Parties through friendly negotiations. Failing this, either Party may submit such disputes to the China International Economic and Trade Arbitration Commission, Shenzhen Branch for arbitration in accordance with the prevailing rules thereof. The arbitration award shall be final and binding on both Parties. During the arbitration, both Parties shall continue to perform the obligations hereunder irrespective of such disputes.

Article 17 Acknowledgement and special covenants

17.1	Both Parties acknowledge that the leased properties shall be leased by Party B’s affiliated company before January 1, 2008; Party B has paid part of the rental and management service fees before January 1, 2008 for its affiliated company; Party B has actually used and is using the leased properties before the execution hereof.

17.2	It is specifically understood that Party A is not obligated to refund the rental, management service fees and any other sum before January 1, 2008 paid by Party B for its affiliated company.

17.3	During the term of lease hereunder, Party B shall have the right to purchase the land use right to the industrial buildings, facilities and construction site hereunder from Party A, including the corresponding insurance indemnity. If Party B exercises such right before October 30, 2009, the exercise date and the purchase price shall be set out in Appendix 2 – Exercise Date and Fair Market Value. If Party B exercises such right after October 30, 2009, both Parties shall otherwise negotiate the price based on the market price then. If Party B does not exercise such right on any date of exercise set out in Appendix 2 hereto, the rental of the month in which such right is exercised shall be reduced in proportion to the number of days.

Article 18 Miscellaneous

18.1	If some terms or conditions hereof become illegal, invalid or non-enforceable, the legality, validity and enforceability of the remainder hereof shall not be affected or prejudiced.

18.2	The rights and obligations hereunder shall be assigned or modified subject to a written agreement between both Parties only. This Contract shall be binding on both Parties’ respective lawful assigns.

18.3	The Appendixes hereto are an integral part hereof and have the same legal validity as this Contract. This Contract and the Appendixes thereto constitute the entire agreement between both Parties about the subject matter hereof and supersede all prior discussions, negotiations, minutes, letters of intent and other draft legal documents between both Parties.

18.4	Any notice given hereunder shall be sent to the address of the other Party set out on the first page hereof by express mail delivery. Any change in either Party’s address shall be notified to the other Party in writing.

18.5	This Contract is made out in six copies. Both Parties shall keep three copies each. All copies shall be equally legally valid.

18.6	This Contract shall come into effect upon execution by the authorized representatives of both Parties.

Party A (seal): Dongguan Changan County Changshi Development Company

Legal representative (signature):

Party B (seal): ASAT Semiconductor (Dongguan) Limited

Legal representative (signature):

The plant executes and confirms all terms and conditions herein:

Plant (seal): Dongguan Changan ASAT Semiconductor Assembly and Test Factory

Legal representative (signature):

Date:

Appendix 1: Breakdown of Rental and Management Service Fee of Phase I

Period (Month / Year)	Rental and Management Fees	Period (Month / Year)	Rental and Management Fees
	(RMB)		(RMB)
Jan-2008	984,706.63	May-2013	343,000.00
Feb-2008	991,018.01	Jun-2013	343,000.00
Mar-2008	997,329.39	Jul-2013	343,000.00
Apr-2008	1,003,640.77	Aug-2013	343,000.00
May-2008	1,009,952.16	Sep-2013	343,000.00
Jun-2008	1,016,263.54	Oct-2013	343,000.00
Jul-2008	1,022,574.92	Nov-2013	343,000.00
Aug-2008	1,028,886.30	Dec-2013	343,000.00
Sep-2008	1,035,197.68	Jan-2014	343,000.00
Oct-2008	1,041,509.06	Feb-2014	343,000.00
Nov-2008	1,047,820.44	Mar-2014	343,000.00
Dec-2008	1,054,131.82	Apr-2014	343,000.00
Jan-2009	1,060,443.20	May-2014	343,000.00
Feb-2009	1,066,754.58	Jun-2014	343,000.00
Mar-2009	1,073,065.97	Jul-2014	343,000.00
Apr-2009	1,079,377.35	Aug-2014	343,000.00
May-2009	1,085,688.73	Sep-2014	377,300.00
Jun-2009	1,092,000.11	Oct-2014	377,300.00
Jul-2009	1,098,311.49	Nov-2014	377,300.00
Aug-2009	1,104,622.87	Dec-2014	377,300.00
Sep-2009	1,100,114.74	Jan-2015	377,300.00
Oct-2009	1,095,606.61	Feb-2015	377,300.00
Nov-2009	1,091,098.48	Mar-2015	377,300.00
Dec-2009	1,086,590.35	Apr-2015	377,300.00
Jan-2010	1,082,082.22	May-2015	377,300.00
Feb-2010	1,077,574.09	Jun-2015	377,300.00
Mar-2010	1,073,065.97	Jul-2015	377,300.00
Apr-2010	1,068,557.84	Aug-2015	377,300.00
May-2010	1,064,049.71	Sep-2015	377,300.00
Jun-2010	1,059,541.58	Oct-2015	377,300.00
Jul-2010	1,055,033.45	Nov-2015	377,300.00
Aug-2010	1,050,525.32	Dec-2015	377,300.00
Sep-2010	1,046,017.19	Jan-2016	377,300.00
Oct-2010	1,041,509.06	Feb-2016	377,300.00
Nov-2010	1,037,000.93	Mar-2016	377,300.00
Dec-2010	1,032,492.80	Apr-2016	377,300.00
Jan-2011	1,027,984.67	May-2016	377,300.00
Feb-2011	1,023,476.54	Jun-2016	377,300.00
Mar-2011	1,018,968.41	Jul-2016	377,300.00
Apr-2011	1,014,460.28	Aug-2016	377,300.00
May-2011	1,009,952.16	Sep-2016	377,300.00
Jun-2011	1,005,444.03	Oct-2016	377,300.00
Jul-2011	1,000,935.90	Nov-2016	377,300.00
Aug-2011	996,427.77	Dec-2016	377,300.00
Sep-2011	991,919.64	Jan-2017	377,300.00
Oct-2011	987,411.51	Feb-2017	377,300.00
Nov-2011	982,903.38	Mar-2017	377,300.00
Dec-2011	978,395.25	Apr-2017	377,300.00
Jan-2012	343,000.00	May-2017	377,300.00
Feb-2012	343,000.00	Jun-2017	377,300.00
Mar-2012	343,000.00	Jul-2017	377,300.00
Apr-2012	343,000.00	Aug-2017	377,300.00
May-2012	343,000.00	Sep-2017	377,300.00
Jun-2012	343,000.00	Oct-2017	377,300.00
Jul-2012	343,000.00	Nov-2017	377,300.00
Aug-2012	343,000.00	Dec-2017	377,300.00
Sep-2012	343,000.00	Jan-2018	377,300.00
Oct-2012	343,000.00	Feb-2018	377,300.00
Nov-2012	343,000.00	Mar-2018	377,300.00
Dec-2012	343,000.00	Apr-2018	377,300.00
Jan-2013	343,000.00	May-2018	377,300.00
Feb-2013	343,000.00	Jun-2018	377,300.00
Mar-2013	343,000.00	Jul-2018	377,300.00
Apr-2013	343,000.00	Aug-2018	377,300.00

Appendix 2: Exercise Date and the Fair Market Value

Exercise Date :	30th, October, 2004
Fair Market Value:	HKD 108,402,129

Exercise Date :	31st, January, 2005	30th, April, 2005	31st, July, 2005	30th, October, 2005
Fair Market Value:	HKD 105,234,791	HKD 102,634,791	HKD 101,179,867	HKD 98,736,613

Exercise Date :	31st, January, 2006	30th, April, 2006	31st, July, 2006	30th, October, 2006
Fair Market Value:	HKD 93,805,436	HKD 90,898,097	HKD 88,090,759	HKD 85,183,420

Exercise Date :	31st, January, 2007	30th, April, 2007	31st, July, 2007	30th, October, 2007
Fair Market Value:	HKD 82,276,081	HKD 79,368,743	HKD 76,461,404	HKD 73,554,065

Exercise Date :	31st, January, 2008	30th, April, 2008	31st, July, 2008	30th, October, 2008
Fair Market Value:	HKD 70,646,727	HKD 68,922,588	HKD 66,932,049	HKD 65,474,310

Exercise Date :	31st, January, 2009	30th, April, 2009	31st, July, 2009	30th, October, 2009
Fair Market Value:	HKD 63,750,172	HKD 62,122,588	HKD 60,401,894	HKD 58,377,756

Notes: If the actual exercise date (the “Actual Exercise Date”) does not fall on an anticipated exercise date as set forth on the table above (the “Anticipated Exercise Date”), the exercise price on the Actual Exercise Date shall be the Fair Market Value as set forth for the Anticipated Exercise Date, pro-rated by taking into account the number of days that have elapsed between the Anticipated Exercise Date and the Actual Exercise Date.

Lease Contract (ASAT Phase 2)

Party A (Lessor): Dongguan Changan County Changshi Development Company

Address: Floor 11, Changan Group Building, Changqing Road, Changan County, Dongguan

Legal representative: Lin Guanghui

Party B (Lessee): ASAT Semiconductor (Dongguan) Limited

Address: Zhenan Hi-Tech Industrial Park, Zhenan Road, Changan County, Dongguan City.

Legal representative: Lung Chi Sing

Pursuant to the Contract Law of the People’s Republic of China and other applicable laws and regulations, both Parties have agreed as follows on Party B’s lease of the industrial and dormitory buildings (Phase 2) and the relevant matters on an equal and voluntary basis:

Article 1 Leased properties

The leased properties are industrial and dormitory buildings, annexes and appurtenant facilities and equipments, located in the Zhenan Hi-Tech Industrial Park, Changan County, Dongguan City, with a land area of 43,800 m2. The basic information of the leased properties involved is as follows:

One industrial building (including a production building, an office building and an energy center, 3 stories in total), with a total building area of 49,356m2;

2 dormitory buildings (6 stories per building), with a total building area of 17,866m2; annexes (including 417m2 connecting bridge, fencing);

Appurtenant facilities and equipments, including decorations, electromechanical, fire protection, water supply and sewerage, telecommunication, power (independent 20,000kW), and sewage treatment works etc attached to the aforementioned buildings.

All the above buildings have a total building area of 67,639m2.

Article 2 Management services

During the term under this contract, Party A shall also provide the following management services to Party B:

2.1	Party A shall appoint a factory manager, a personnel for customs clearance, a security officer and a financial officer each (hereinafter collectively known as “Party A’s Appointed Personnel”) to assist Party B in production, management, customs clearance, financial, labor, security and other matters. The above personnel shall be paid by Party B at not less than RMB2,500 per person per month, and the upper limit shall be determined by Party B. Party B shall have the right to determine whether to hire the above personnel or not. The above personnel shall obey Party B’s instructions and report to Party B’s management.

2.2	Party A shall assist Party B in keeping the water, power and communication facilities in the leased properties unobstructed, and in maintaining such facilities.

2.3	Party A shall assist Party B in maintaining and repairing the industrial and dormitory buildings, including the interior and exterior decorations, annexes and appurtenant facilities and equipment, and Party B’s machines and equipment.

2.4	Party A shall assist Party B in handling affairs with government and related competent authorities (including environmental protection, customs, industry and commerce, taxation, foreign exchange, labor authorities, etc.).

2.5	Any other reasonable and lawful services from Party A required by Party B from time to time for the purpose of normal production and management.

Article 3 Term of lease and term of management services

3.1	The term of lease shall be from January 1, 2008 to July 31, 2020; the term of the management services shall be from January 1, 2008 to July 31, 2020.

3.2	If Party B desires to continue the lease, it shall give a written notice to Party A no later than six months before expiry of the term of lease. Party B shall have priority of lease under the same terms. The rental and other terms of such extended lease shall be otherwise agreed on by both Parties in writing.

Article 4 Rental and management service fee

4.1	The monthly rental and management service fees during the term hereof are set out in Appendix 1 – Breakdown of Rental and Management Service Fee of Phase 2. The amounts of the rental and the management service fee within the term hereof may be adjusted as agreed on by both Parties.

4.2	The rental and management service fees of each month shall be paid to the account designated by Party A before the 10 th working day of the next month.

4.3	If Party B fails to pay rental and management service fees to Party A for three consecutive months after 18 months from the date of this contract signed by both parties, at no fault of Party A, and still fails to perform this Contract within 30 days after receipt of Party A’s written notice, Party A may dissolve this Contract.

4.4	Upon receipt of rental and management service fee, Party A shall issue the invoices with the same amount to Party B pursuant to law.

Article 5 Relevant requirements

5.1	During the term of lease, if Party B has to reconstruct, expand or improve the leased properties for production and operation purposes, it shall submit a written proposal to Party A, and shall not proceed without the consent of Party A, the building designer and the competent authorities, and the relevant expenses shall be borne by Party B. After such consent is obtained, Party A shall assist Party B in obtaining the necessary approvals.

5.2	After expiry of the term of lease, Party B shall return the leased properties to Party A in a good, clean and intact condition, normal wear and tear excluded. If the leased properties are destroyed or damaged due to Party B’s fault, Party B shall compensate for or remedy the same (except any reconstruction, expansion or improvement of the leased properties with the consent of Party A); Party B shall have the right to remove or otherwise dispose of its production equipment and movable fixed assets, but shall not remove any decoration embedded into the leased properties.

Article 6 Insurance

6.1	From the beginning of the term of lease to July 31, 2011, Party A shall effect and maintain full insurance for the leased properties (excluding interior decoration); during the term of lease, Party B shall effect and maintain full insurance for the interior decoration of the leased properties, the properties moved by Party B into the leased properties, and the interior and exterior decoration added by Party B to the leased properties.

6.2	If any partial or whole damage of the leased properties not attributable to Party B’s fault is within the insurance coverage, Party A shall remedy the leased properties using the insurance indemnity and extra funds (when the insurance indemnity is insufficient) within a reasonable period agreed on by both Parties. If Party A fails to remedy the leased properties within the above period, so that Party B’s production and management is seriously affected and the intention hereof cannot be fulfilled, Party B shall have the right to dissolve this Contract without any further liability. However, in case of any partial or whole damage of the leased properties attributable to Party B’s fault, Party B shall have no right to dissolve this Contract while Party A shall have the right to claim damages against Party B. Such damages include but are not limited to the portion of the insurance indemnity insufficient to cover Party A’s losses and all losses of Party A when the insurance company refuses to pay any indemnity.

Article 7 Fire protection

During the term of lease, Party B shall provide adequate fire protection for the leased properties hereunder. Any losses of the leased properties and Party B’s properties arising from any fire attributable to Party B’s fault shall be borne by Party B. Party A shall maintain the quality and safety of the buildings. Party B shall not be liable for any fire arising from any inherent fault of the buildings and shall ask Party A to bear Party B’s personal injuries and deaths, property and business losses arising therefrom.

Article 8 Maintenance

During the term of lease, Party B shall maintain the water, power and communication facilities, the leased properties, and the machines and equipment moved in by Party B at Party B’s expense with Party A’s assistance.

Article 9 Expenses

9.1	Party B shall use the leased properties for autonomous production and management, and all expenses and taxes incurred in such production and management shall be borne by Party B.

9.2	Party B shall pay its employees at not less than the local minimum wage standard. Party B shall effect sufficient and full social insurance for its employees and Party A’s Appointed Personnel pursuant to the laws of China.

Article 10 Intellectual property rights

The trademarks and patents owned by ASAT, Timerson, Party B and its affiliates from time to time are intellectual property rights owned lawfully by Party B or its affiliates. Such intellectual property rights shall not be used without the consent of Party B or sold to any other organization or individual.

Article 11 Lien

If Party B fails to pay any amount due to Party A on schedule as allowed herein, Party A may retain the corresponding properties out of the leased properties until such payment is discharged.

Article 12 Confidentiality

Neither Party nor its employees shall disclose the other Party’s industrial property rights, non-patented technologies, processing methods, procedures, know-how and other trade secrets to any third party (excluding the other Party and its employees, its affiliates and their employees). Trade secrets shall include the terms and conditions hereof and the documents and information in connection herewith. The obligation in this Article 12 shall remain effective within five years after the termination or dissolution hereof.

Article 13 Liability for breach

13.1	Either Party breaching this Contract shall compensate the other Party for all losses arising from its breach.

13.2	If Party B dissolves this Contract wholly or partially on its own side or delays in the payment of any rental so that Party A dissolves this Contract, Party B shall procure any third party lessee to enter into a new lease contract with Party A within 240 days from the dissolution hereof or the receipt the notice of dissolution from Party A, otherwise Party B shall compensate Party A for all losses , including but not limited to all rental and management service fees receivable but not received by Party A provided this Contract is fully performed. If the terms of lease of such third party lessee are lower than those specified herein, Party B shall also compensate Party A for such losses.

Article 14 Force majeure

14.1	Force majeure refers to any event unforeseeable and uncontrollable by both Parties upon execution hereof, including but not limited to natural disaster, war, riot, plague, nuclear accident, government imposition and requisition, change of ordinance or policy, or any other force majeure event recognized by the international commercial practice. In case of government imposition, Party B shall have the right to acquire an indemnity pursuant to the prevailing law.

14.2	If this Contract is rendered non-performable or not fully performable due to force majeure, the affected Party shall notify such event to the other Party. Depending on the sphere of influence of such event hereon, both Parties shall negotiate in good faith whether this Contract shall be dissolved wholly or partially, whether they shall be relieved from their obligations hereunder wholly or partially or whether this Contract shall be postponed wholly or partially.

Article 15 Ownership

15.1	For the purpose of clarity, both Parties acknowledge that all buildings, land use rights and other properties registered in the name of Dongguan Changan ASAT Semiconductor Assembly and Test Factory are Party A’s properties; such properties, the leased properties hereunder and other properties of Party A shall be owned by Party A; Party B shall have title to the decoration attached to the leased properties, and the machines, equipment, parts, accessories, products and raw materials in stock, documents and files and other properties of Party B placed in the leased properties.

15.2	Unless otherwise specified by law or herein, neither Party shall infringe on the other Party’s title to such properties.

Article 16 Applicable law and settlement of disputes

16.1	The validity, interpretation hereof and the settlement of any dispute arising herefrom shall be governed by the laws of the People’s Republic of China.

16.2	Any dispute arising herefrom or in connection herewith shall be first settled by both Parties through friendly negotiations. Failing this, either Party may submit such disputes to the China International Economic and Trade Arbitration Commission, Shenzhen Branch for arbitration in accordance with the prevailing rules thereof. The arbitration award shall be final and binding on both Parties. During the arbitration, both Parties shall continue to perform the obligations hereunder irrespective of such disputes.

Article 17 Acknowledgement and special covenants

17.1	Both Parties acknowledge that the leased properties shall be leased by Party B’s affiliated company before January 1, 2008; Party B has paid part of the rental and management service fees before January 1, 2008 for its affiliated company; Party B has actually used and is using the leased properties before the execution hereof.

17.2	It is specifically understood that Party A is not obligated to refund the rental, management service fees and any other sum before January 1, 2008 paid by Party B for its affiliated company.

17.3	During the term of lease hereunder, Party B shall have the right to purchase the land use right to the industrial buildings, facilities and construction site hereunder from Party A, including the corresponding insurance indemnity. If Party B exercises such right before July 31, 2011, the exercise date and the purchase price shall be set out in Appendix 2 – Exercise Date and Fair Market Value. If Party B exercises such right after July 31, 2011, both Parties shall otherwise negotiate the price based on the market price then. If Party B does not exercise such right on any date of exercise set out in Appendix 2 hereto, the rental of the month in which such right is exercised shall be reduced in proportion to the number of days.

Article 18 Miscellaneous

18.1	If some terms or conditions hereof become illegal, invalid or non-enforceable, the legality, validity and enforceability of the remainder hereof shall not be affected or prejudiced.

18.2	The rights and obligations hereunder shall be assigned or modified subject to a written agreement between both Parties only. This Contract shall be binding on both Parties’ respective lawful assigns.

18.3	The Appendixes hereto are an integral part hereof and have the same legal validity as this Contract. This Contract and the Appendixes thereto constitute the entire agreement between both Parties about the subject matter hereof and supersede all prior discussions, negotiations, minutes, letters of intent and other draft legal documents between both Parties.

18.4	Any notice given hereunder shall be sent to the address of the other Party set out on the first page hereof by express mail delivery. Any change in either Party’s address shall be notified to the other Party in writing.

18.5	This Contract is made out in six copies. Both Parties shall keep three copies each. All copies shall be equally legally valid.

18.6	This Contract shall come into effect upon execution by the authorized representatives of both Parties.

Party A (seal): Dongguan Changan County Changshi Development Corporation

Legal representative (signature):

Party B (seal): ASAT Semiconductor (Dongguan) Limited

Legal representative (signature):

The plant executes and confirms all terms and conditions herein:

Plant (seal): Dongguan Changan ASAT Semiconductor Assembly and Test Factory

Legal representative (signature):

Date:

Appendix 1: Breakdown of Rental and Management Service Fee of Phase II

Period (Month / Year)	Rental and Management Fees	Period (Month / Year)	Rental and Management Fees	Period (Month / Year)	Rental and Management Fees
	(RMB)		(RMB)		(RMB)
Jan-2008	1,473,342.21	Apr-2012	1,580,784.52	Jul-2016	686,000.00
Feb-2008	1,477,091.70	May-2012	1,575,224.93	Aug-2016	686,000.00
Mar-2008	1,480,841.19	Jun-2012	1,569,665.34	Sep-2016	686,000.00
Apr-2008	1,484,590.68	Jul-2012	1,564,105.75	Oct-2016	686,000.00
May-2008	1,488,340.17	Aug-2012	1,558,546.16	Nov-2016	686,000.00
Jun-2008	1,492,089.66	Sep-2012	1,552,986.57	Dec-2016	686,000.00
Jul-2008	1,495,839.15	Oct-2012	1,547,426.98	Jan-2017	686,000.00
Aug-2008	1,499,588.64	Nov-2012	1,541,867.39	Feb-2017	686,000.00
Sep-2008	1,503,338.13	Dec-2012	1,536,307.80	Mar-2017	686,000.00
Oct-2008	1,507,087.63	Jan-2013	1,530,748.21	Apr-2017	686,000.00
Nov-2008	1,510,837.12	Feb-2013	1,525,188.62	May-2017	686,000.00
Dec-2008	1,514,586.61	Mar-2013	1,519,629.03	Jun-2017	686,000.00
Jan-2009	1,518,336.10	Apr-2013	1,514,069.44	Jul-2017	686,000.00
Feb-2009	1,522,085.59	May-2013	1,508,509.85	Aug-2017	686,000.00
Mar-2009	1,525,835.08	Jun-2013	1,502,950.26	Sep-2017	686,000.00
Apr-2009	1,529,584.57	Jul-2013	1,497,390.67	Oct-2017	686,000.00
May-2009	1,533,334.06	Aug-2013	1,491,831.08	Nov-2017	686,000.00
Jun-2009	1,537,083.56	Sep-2013	1,486,271.49	Dec-2017	686,000.00
Jul-2009	1,540,833.05	Oct-2013	1,480,711.90	Jan-2018	686,000.00
Aug-2009	1,544,582.54	Nov-2013	1,475,152.31	Feb-2018	686,000.00
Sep-2009	1,548,332.03	Dec-2013	1,469,592.71	Mar-2018	686,000.00
Oct-2009	1,552,081.52	Jan-2014	686,000.00	Apr-2018	686,000.00
Nov-2009	1,555,831.01	Feb-2014	686,000.00	May-2018	686,000.00
Dec-2009	1,559,580.50	Mar-2014	686,000.00	Jun-2018	686,000.00
Jan-2010	1,563,329.99	Apr-2014	686,000.00	Jul-2018	686,000.00
Feb-2010	1,567,079.48	May-2014	686,000.00	Aug-2018	686,000.00
Mar-2010	1,570,828.98	Jun-2014	686,000.00	Sep-2018	686,000.00
Apr-2010	1,574,578.47	Jul-2014	686,000.00	Oct-2018	686,000.00
May-2010	1,578,327.96	Aug-2014	686,000.00	Nov-2018	686,000.00
Jun-2010	1,582,077.45	Sep-2014	686,000.00	Dec-2018	686,000.00
Jul-2010	1,585,826.94	Oct-2014	686,000.00	Jan-2019	686,000.00
Aug-2010	1,589,576.43	Nov-2014	686,000.00	Feb-2019	686,000.00
Sep-2010	1,593,325.92	Dec-2014	686,000.00	Mar-2019	686,000.00
Oct-2010	1,597,075.41	Jan-2015	686,000.00	Apr-2019	686,000.00
Nov-2010	1,600,824.90	Feb-2015	686,000.00	May-2019	686,000.00
Dec-2010	1,604,574.40	Mar-2015	686,000.00	Jun-2019	686,000.00
Jan-2011	1,608,323.89	Apr-2015	686,000.00	Jul-2019	686,000.00
Feb-2011	1,612,073.38	May-2015	686,000.00	Aug-2019	686,000.00
Mar-2011	1,615,822.87	Jun-2015	686,000.00	Sep-2019	686,000.00
Apr-2011	1,619,572.36	Jul-2015	686,000.00	Oct-2019	686,000.00
May-2011	1,623,321.85	Aug-2015	686,000.00	Nov-2019	686,000.00
Jun-2011	1,627,071.34	Sep-2015	686,000.00	Dec-2019	686,000.00
Jul-2011	1,630,820.83	Oct-2015	686,000.00	Jan-2020	686,000.00
Aug-2011	1,625,261.24	Nov-2015	686,000.00	Feb-2020	686,000.00
Sep-2011	1,619,701.65	Dec-2015	686,000.00	Mar-2020	686,000.00
Oct-2011	1,614,142.06	Jan-2016	686,000.00	Apr-2020	686,000.00
Nov-2011	1,608,582.47	Feb-2016	686,000.00	May-2020	686,000.00
Dec-2011	1,603,022.88	Mar-2016	686,000.00	Jun-2020	686,000.00
Jan-2012	1,597,463.29	Apr-2016	686,000.00	Jul-2020	686,000.00
Feb-2012	1,591,903.70	May-2016	686,000.00
Mar-2012	1,586,344.11	Jun-2016	686,000.00

Appendix 2: Exercise Date and the Fair Market Value

Exercise Date :	31st, October, 2008	31st, January, 2009	30th, April, 2009	31st, July, 2009
Fair Market Value:	HKD 60,000,000	HKD 59,245,000	HKD 58,509,000	HKD 57,783,000

Exercise Date :	31st, October, 2009	31st, January, 2010	30th, April, 2010	31st, July, 2010
Fair Market Value:	HKD 57,066,000	HKD 56,368,000	HKD 55,642,000	HKD 55,009,000

Exercise Date :	31st, October, 2010	31st, January, 2011	30th, April, 2011	31st, July, 2011
Fair Market Value:	HKD 54,340,000	HKD 53,689,000	HKD 53,038,000	HKD 52,406,000

Notes: If the actual exercise date (the “Actual Exercise Date”) does not fall on an anticipated exercise date as set forth on the table above (the “Anticipated Exercise Date”), the exercise price on the Actual Exercise Date shall be the Fair Market Value as set forth for the Anticipated Exercise Date, pro-rated by taking into account the number of days that have elapsed between the Anticipated Exercise Date and the Actual Exercise Date.